Exhibit 10.22

THIRD AMENDMENT TO PLEDGE AGREEMENT

THIS THIRD AMENDMENT TO PLEDGE AGREEMENT, dated as of November 16, 2007 (this “Amendment”), is made by and between FOUNTAIN POWERBOAT INDUSTRIES, INC., a Nevada corporation with its principal office at 1653 Whichard’s Beach Road, Washington, North Carolina 27889 (the “Pledgor”), and REGIONS BANK, an Alabama chartered bank with offices in Charlotte, North Carolina (the “Bank”).

BACKGROUND STATEMENT

A. Bank, Pledgor, and Fountain Powerboats, Inc., a North Carolina corporation (“Powerboats”) are parties to a Loan Agreement (the “Term Loan Agreement”), dated as of September 19, 2005, pursuant to which Bank made available to Powerboats a term loan in the principal amount of $16,500,000. The Pledgor’s obligations under the Term Loan Agreement are secured by, among other things, a Pledge Agreement, dated as of September 19, 2005, from Pledgor to Bank, as amended by that certain First Amendment to Pledge Agreement, dated as of July 12, 2006, among Powerboats, Pledgor and Bank and that certain Second Amendment to Pledge Agreement, dated as of September 28, 2007, among Powerboats, Pledgor and Bank (as further amended by this Amendment, and hereafter amended, modified, restated, supplemented, extended or renewed from time to time, the “Pledge Agreement”). Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings ascribed to them in the Pledge Agreement.

B. Powerboats, Bank, Fountain Dealers’ Factory Super Store, Inc., a North Carolina corporation (“Super Store”), and the Parent have entered into a Dealer Floor Plan and Security Agreement, dated September 28, 2007 (the “Floor Plan Agreement”), pursuant to which Bank made available to Super Store made available to Powerboats a revolving line of credit in the principal amount of $5,000,000 (the “Floor Plan Loan”). Super Store’s obligations under the Floor Plan Agreement are secured by, among other things, the Pledge Agreement

C. Powerboats has requested that the credit facilities provided by the Bank be amended pursuant to a First Amended and Restated Loan Agreement, dated of even date herewith (as amended, modified, restated or supplemented from time to time, the “Amended Loan Agreement”), by and among Powerboats, Bank, Pledgor, and Super Store, pursuant to which Bank makes available to Powerboats (i) a term loan in the principal amount of $14,500,000 and (ii) a revolving line of credit in the maximum principal amount of $2,000,000 ((i) and (ii) collectively, the “Amended Loan”).

D. In order to induce Bank to extend the Amended Loan, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Pledgor and Bank have agreed to amend the Pledge Agreement pursuant to this Amendment to secure the payment and performance of obligations of arising under the Amended Loan Agreement and the other Loan Documents (as defined in the Amended Loan Agreement).

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Bank, for themselves, their successors and assigns, hereby agree as follows:

ARTICLE I AMENDMENTS

1.1 New Defined Terms. The following defined terms are hereby added to Section 1.1 of the Pledge Agreement in appropriate alphabetical order:

“Amended Loan” shall mean, collectively, (i) a term loan in the principal amount of $14,500,000 and (ii) a revolving line of credit in the maximum principal amount of $2,000,000, made available to Powerboats by the Bank pursuant to the Amended Loan Agreement.

“Amended Loan Agreement” shall mean that certain First Amended and Restated Loan Agreement, dated November 16, 2007, among Super Store, Powerboats, the Bank and the Pledgor.

“Revolving Note” shall mean the $2,000,000 Revolving Note, dated November 16, 2007, and issued by Powerboats in favor of the Bank.

1.2 Substituted Defined Terms. The following terms are hereby deleted from the Pledge Agreement and replaced with the following:

“Guaranty” shall mean and refer to the “Guaranty” as defined in the Amended Loan Agreement and Floor Plan Agreement, collectively.

“Loan” shall mean and collectively refer to the Amended Loan and the Floor Plan Loan.

“Loan Agreement” shall mean and collectively refer to the Amended Loan Agreement and the Floor Plan Agreement.

“Loan Documents” shall mean and collectively refer to the “Loan Documents” as defined in the Amended Loan Agreement and the Floor Plan Agreement.

“Note” shall mean and collectively refer to the Term Note, the Revolving Note and the Floor Plan Note.

“Term Note” shall mean the $14,500,000 Amended and Restated Term Note, dated November 16, 2007, and issued by Powerboats in favor of the Bank.

ARTICLE II

ACKNOWLEDGEMENT

The Pledgor hereby acknowledges that this Amendment is a condition to the extension of credit by the Bank to Powerboats pursuant to the Amended Loan Agreement. This Amendment is made and delivered in order to induce the Bank to enter into the Amended Loan Agreement, and the Pledgor acknowledges that the Bank would not enter into the Amended Loan Agreement in the absence of the pledge provided in the Pledge Agreement as amended hereby.

ARTICLE III

MISCELLANEOUS

3.1. Ratification. Except as expressly amended herein, the Pledge Agreement is hereby ratified and confirmed by the parties and all the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Amendment and all of its terms, provisions and conditions shall be deemed to be a part of the Pledge Agreement.

3.2. Governing Law. This Amendment is entered into under the laws of the State of North Carolina, and those laws shall govern the construction and enforcement hereof.

3.3. Captions. The captions set forth at the beginning of the various paragraphs of this Amendment are for convenience only and shall not be used to interpret or construe the provisions of this Amendment.

3.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

3.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

3.6 Counterparts; Effectiveness. This Amendment may be executed in counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Pledge Agreement to be duly executed as of the day and year first above written.

FOUNTAIN POWERBOAT INDUSTRIES , INC.

By:	/s/ Reginald M. Fountain, Jr.
Name:	Reginald M. Fountain, Jr.
Title:	Chairman of the Board/ Chief Executive Officer

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

REGIONS BANK

By:	/s/ William W. Teegarden
Name:	William W. Teegarden
Title:	Vice President

Signature Page to Third Amendment to Pledge Agreement